Exhibit 10.21
ITRON, INC.

2012 EMPLOYEE STOCK PURCHASE PLAN

As adopted by the board on February 17, 2012 and approved by the shareholders on May 4, 2012 and amended by the Compensation Committee of the board on May 2, 2013 and September 11, 2013

SECTION 1. PURPOSE; STRUCTURE OF PLAN

The purpose of the Plan is to provide Eligible Employees with an opportunity to purchase shares of Stock by means of payroll deductions or other contributions, thereby allowing such individuals the opportunity to acquire an equity interest in the Company in a convenient manner and enhancing their sense of participation in the affairs of the Company.

The Plan includes two components: a Code Section 423 component (the “Section 423 Plan”) and a non-Code Section 423 component (the “Non-423 Plan”). It is the intention of the Company that the Section 423 Plan qualify as an “employee stock purchase plan” under Section 423 of the Code, although the Company makes no undertaking nor representation to maintain such qualification. The provisions of the Section 423 Plan, accordingly, shall be construed so as to extend and limit participation in a uniform and nondiscriminatory manner consistent with the requirements of Section 423 of the Code. In addition, the Plan authorizes the grant of Options under the Non-423 Plan, which does not qualify as an “employee stock purchase plan” under Section 423 of the Code; such Options granted under the Non-423 Plan shall be granted pursuant to rules, procedures or sub-plans adopted by the Plan Administrator designed to achieve tax, securities laws or other objectives for Eligible Employees, the Company and its Affiliates. Except as otherwise provided herein, the Section 423 Plan and the Non-423 Plan shall operate and be administered in the same manner. Offerings intended to be made under the Non-423 Plan shall be designated as such by the Plan Administrator at or prior to the time of such Offering.

If a Participant transfers employment among the Company and any Designated Corporation or Designated Affiliate, such participant shall continue to participate in the Offering in which he or she was participating for the duration of the current Offering Period (except as set forth herein or unless otherwise determined by the Plan Administrator in its sole discretion), but upon commencement of a new Offering, the Participant shall automatically be deemed to be participating in the new Offering applicable to the Company or Designated Corporation or Designated Affiliate to which the Participant transferred employment.

If a Participant transfers employment from the Company or any Designated Corporation participating in the Section 423 Plan to a Designated Affiliate participating in the Non-423 Plan, he or she shall remain in the Section 423 Plan until the next Offering, provided he or she continues to be eligible to purchase Stock under the Code Section 423 requirements; if the Participant is not eligible to purchase Stock under the Code Section 423 requirements, he or she shall immediately cease to participate in the Section 423 Plan but any payroll deductions taken or other contributions made for the Purchase Period in which such transfer occurs shall be transferred to the Non-423 Plan, and such Participant shall participate in the Plan under the Non-423 Plan upon the same terms and conditions as previously applicable to him or her, except for such modifications as may be required by applicable law, as determined by the Administrator in its sole discretion. A Participant who transfers employment from a Designated Affiliate participating in the Non-423 Plan to the Company or any Designated Corporation participating in the Section 423 Plan shall remain a Participant in the Non-423 Plan until the earlier of (i) the end of the current Offering under the Non-423 Plan, or (ii) the Offering Date of the first Offering in which he or she participates following such transfer. Notwithstanding the foregoing, the Plan Administrator may establish different rules to govern transfers of employment between Affiliates participating in the Section 423 Plan and the Non-423 Plan, consistent with the applicable requirements of Section 423 of the Code.

SECTION 2. DEFINITIONS

“Affiliate” (except as used in the definition of “Change in Control Transaction” below) means (i) an entity that, directly or indirectly, is controlled by, controls or is under common control with the Company or (ii) an entity in which the Company has a significant equity interest, in either case as determined by the Plan Administrator, whether now or hereafter existing (which, for avoidance of doubt, shall include any Parent Corporation or Subsidiary Corporation).

“Board” means the board of directors of the Company.

“Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or U.S. Treasury Regulation thereunder shall include such section or regulation and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

“Company” means Itron, Inc., a Washington corporation, or any successor thereto.

“Change in Control Transaction” means the occurrence of any of the following events:

(a) any Person is or becomes the Beneficial Owner (as such term is set forth in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of either the then outstanding shares of Stock or the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in (c)(i) below;

(b) a change in the composition of the Board during any two-year period such that the individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the beginning of the two-year period, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with an actual or threatened solicitation of proxies or consents by or on behalf of an Person other than the Board shall not be considered a member of the Incumbent Board;

(c) there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary with any other corporation, other than (i) a merger or consolidation immediately following which members of the Incumbent Board constitute a majority of the members of the board of directors (or similar body) of the surviving entity or, if the surviving entity is a subsidiary, any parent thereof, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates (as such term is set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act)) representing 25% or more of the combined voting power of the Company's then outstanding securities; or

(d) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

For purposes of this definition, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates (as such term is set forth in Rule 12b -2 promulgated under Section 12 of the Exchange Act), (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

For the avoidance of doubt, a transaction shall not constitute a Change in Control Transaction if its sole purpose is either to change the state of the Company’s incorporation or to create a holding company that shall be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

“Designated Affiliate” means any Affiliate designated by the Plan Administrator as eligible to participate under the Non-423 Plan.

“Designated Corporation” means any Parent Corporation or Subsidiary Corporation designated by the Plan Administrator as eligible to participate under the Section 423 Plan.

“Eligible Compensation” means all regular cash compensation, including overtime, cash bonuses and commissions. Regular cash compensation does not include severance pay, hiring and relocation bonuses, pay in lieu of vacations, sick leave or any other special payments. The Plan Administrator, in its discretion, may, on a uniform and nondiscriminatory basis for each Offering, establish a different definition of Eligible Compensation for a subsequent Offering. Further, the Plan Administrator shall have discretion to determine the application of this definition to Participants outside the United States.

“Eligible Employee” means any individual who is treated as an employee in the records of the Company or any Designated Corporation or Designated Affiliate, in each case regardless of any subsequent reclassification by the Company or by any Designated Corporation or Designated Affiliate, any governmental agency, or any court, and subject to the qualifications set forth in this definition section.

For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military or sick leave or other bona fide leave of absence approved by the Company or the applicable Designated Corporation or Designated Affiliate so long as the leave does not exceed three (3) months or, if longer than three (3) months, the individual’s right to reemployment is provided by statute or has been agreed to by contract or in a written policy of the Company which provides for a right of reemployment following the leave of absence. The employment relationship shall be treated as continuing intact where an Eligible Employee transfers employment between the Company, Designated Corporations and/or Designated Affiliates.

The Plan Administrator, in its discretion, from time to time may, prior to an Offering Date for all Options to be granted on such Offering Date, determine (on a uniform and nondiscriminatory basis or as otherwise permitted by U.S. Treasury Regulation Section 1.423-2 for Options granted under the Section 423 Plan) that the definition of Eligible Employee shall or shall not include an individual if he or she: (a) customarily works twenty (20) hours or less per week (or such lesser period of time as may be determined by the Plan Administrator in its discretion), (b) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Plan Administrator in its discretion), (c) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (d) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act. Under the Section 423 Plan, any such exclusion shall be applied with respect to an Offering in a manner complying with U.S. Treasury Regulation Section 1.423-2(e).

A Participant shall cease to be an Eligible Employee upon the Participant’s termination of employment, upon the Participant’s Employer ceasing to be a Designated Corporation or Designated

Affiliate, or upon the Participant transferring to an Affiliate that is not a Designated Corporation or Designated Affiliate.

“Employer” means the Company or the Designated Corporation or Designated Affiliate that is the employer of the applicable Eligible Employee in accordance with the definition of Eligible Employee set forth above.

“ESPP Broker” has the meaning set forth in Section 10.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of the Stock determined as follows:

(a) If the Stock is listed on any established stock exchange or national market system (including, without limitation, the NASDAQ Global Select Market), its Fair Market Value shall be the closing sales price for such Stock as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Plan Administrator deems reliable; or

(b) In the absence of an established market for the Stock, its Fair Market Value shall be determined in good faith by the Plan Administrator.

For purposes of the Plan, if the date as of which the Fair Market Value is to be determined is not a Trading Day, then, solely for the purpose of determining Fair Market Value, such date shall be: (i) in the case of the Offering Date, the first Trading Day following the Offering Date; (ii) in the case of the Purchase Date, the last Trading Day prior to the Purchase Date.

“Offering” has the meaning set forth in Section 5.1.

“Offering Date” means the first day of an Offering.

“Option” means an option granted under the Plan to an Eligible Employee to purchase shares of Stock.

“Parent Corporation” means a “parent corporation” of the Company, whether now or hereafter existing, as such term is defined in Section 424(e) of the Code.

“Participant” means any Eligible Employee who has elected to participate in an Offering in accordance with the procedures set forth in Section 6.1 and who has not withdrawn from the Plan or whose participation in the Plan has not terminated.

“Plan” means the Itron, Inc. 2012 Employee Stock Purchase Plan, as set forth herein, and as amended from time to time, which includes a Section 423 Plan and a Non-423 Plan.

“Plan Administrator” means the Board or any committee of the Board designated to administer the Plan under Section 3.1.

“Purchase Date” means the last day of each Purchase Period. “Purchase Period” has the meaning set forth in Section 5.2. “Purchase Price” has the meaning set forth in Section 8.
“Stock” means the common stock, no par value, of the Company.

“Subsidiary Corporation” means a “subsidiary corporation” of the Company, whether now or hereafter existing, as such term is defined in Section 424(f) of the Code.

“Successor Corporation” has the meaning set forth in Section 18.2.

“Trading Day” means a day on which the stock exchange or national market system on which the Stock is listed is open for trading.

SECTION 3. ADMINISTRATION

3.1 Plan Administrator

The Plan shall be administered by the Compensation Committee of the Board, except to the extent that (a) the Board appoints another committee or committees (which term includes subcommittees) consisting of one or more members of the Board to administer the Plan or (ii) the Board determines to administer the Plan. Committee members shall serve for such terms as the Board may determine, subject to removal by the Board at any time.

3.2 Administration and Interpretation by the Plan Administrator

Subject to the provisions of the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Options granted under the Plan, including, without limitation, the authority to: (a) construe, interpret, reconcile any inconsistency in, correct any default in and supply any omission in, and apply the terms of the Plan and any subscription agreement or other instrument or agreement relating to the Plan, (b) adjudicate all disputed claims filed under the Plan (including making factual determinations), (c) determine the terms and conditions of any Offering and any Option under the Plan, (d) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, (e) amend an outstanding Option or grant a replacement Option for an Option previously granted under the Plan if, in the discretion of the Plan Administrator, it determines that (i) the tax consequences of such Option to the Company or the Participant differ from those consequences that were expected to occur on the date the Option was granted, or (ii) clarifications or interpretations of, or changes to, tax law or regulations permit Options to be granted that have more favorable tax consequences than initially anticipated, (f) impose such terms and conditions under an Offering as the Plan Administrator may deem necessary to ensure that the terms of an Offering comply with the requirements under FAS 123(R) applicable to employee stock purchase plan offerings intended to receive non-compensatory accounting treatment, and (g) make any other determination and take any other action that the Plan Administrator deems necessary or desirable for the administration of the Plan.

In particular, the Plan Administrator shall have exclusive authority, in its discretion, to: designate separate Offerings under the Plan, determine which entities shall be Designated Corporations or Designated Affiliates, determine who is an Eligible Employee, change the length and duration of Offerings and Purchase Periods, limit the frequency and/or number of changes in the amount deducted or contributed during an Offering or Purchase Period, permit payroll deductions or contributions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed subscription agreements, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Stock for each Participant properly correspond with payroll deductions or other contribution amounts, and establish such other limitations or procedures as the Plan Administrator determines in its sole discretion advisable that are consistent with the Plan.

Further, the Plan Administrator may adopt such rules, procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the United States, the terms of which sub-plans may take precedence over other provisions of this Plan, with the exception of Sections 4 and 8 below, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. To the extent inconsistent with the requirements of Section 423, any such sub-plan shall be considered part of the Non-423 Plan, and rights granted thereunder shall not be required by the terms of the Plan to comply with Section 423 of the Code. Without limiting the generality of the foregoing, the Plan Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Eligible Compensation, handling of payroll deductions and other contributions, taking of payroll deductions and making of contributions to the Plan, establishment of bank or trust accounts to hold contributions, payment of interest, establishment of the exchange rate applicable to payroll deductions taken and other contributions made in a currency other than U.S. dollars, obligations to pay payroll tax, determination of beneficiary designation requirements, tax withholding procedures and handling of stock certificates that vary with applicable local requirements.

The Plan Administrator’s interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company’s officers or employees as it so determines.

SECTION 4. STOCK SUBJECT TO PLAN

Subject to adjustment from time to time as provided in Section 18.1, the maximum number of shares of Stock that shall be available for issuance under the Plan shall be 625,000 shares, plus any shares of Stock that remain available for issuance under the Company’s Amended and Restated 2002 Employee Stock Purchase Plan after the last Purchase Date under such plan.

Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company.

SECTION 5. OFFERINGS UNDER THE PLAN

5.1 Offerings

Except as otherwise set forth below, the Plan shall be implemented by a series of Offerings (each, an “Offering”). Offerings shall commence on January 1, April 1, July 1 and October 1 of each year and end on the next March 31, June 30, September 30 and December 31, respectively, occurring thereafter. Notwithstanding the foregoing, the Plan Administrator may establish (a) a different term for one or more future Offerings and (b) different commencing and ending dates for such Offerings; provided, however, that an Offering may not exceed five years.

Unless otherwise specified by the Plan Administrator, each Offering to Eligible Employees of the Company, a Designated Corporation or a Designated Affiliate shall be deemed a separate Offering (the terms of which Offering under the Non-423 Plan need not be identical), even if the dates and other terms of the separate Offerings are identical and the provisions of the Plan shall separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1), the terms of each separate Offering under the Section 423 Plan need not be identical, provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation Section 1.423-2(a)(2) and (a)(3).

5.2 Purchase Periods

Each Offering shall consist of one Purchase Period (a “Purchase Period”). The last day of each Purchase Period shall be the Purchase Date for such Purchase Period. Purchase Periods shall commence on January 1, April 1, July 1 and October 1 of each year and shall end on the next March 31, June 30, September 30 and December 31, respectively, occurring thereafter. Notwithstanding the foregoing, the Plan Administrator may establish (a) a different term for one or more future Purchase Periods and (b) different commencing dates and Purchase Dates for any such Purchase Period.

SECTION 6. PARTICIPATION IN THE PLAN; GRANT OF OPTION

6.1 Initial Participation

An Eligible Employee may become a Participant in the Plan by completing, within any prescribed enrollment period prior to the applicable Offering Date, a subscription agreement (either through the Company’s online Plan enrollment process or in paper form) and/or any other forms and following any other procedures for enrollment in the Plan as may be established by the Plan Administrator from time to time. A Participant’s enrollment in the Plan shall remain in effect for successive Offerings under the terms of the Plan and Offering then in effect unless his or her participation in the Plan is terminated as provided in Sections 11 and 12 below. Any such Participant is not required to complete any additional subscription agreement or other form or procedure in order to continue participation in the Plan, unless requested by the Plan Administrator for legal or administrative reasons. Eligible Employees may not participate in more than one Offering at a time.

An individual who becomes an Eligible Employee after an Offering has commenced shall not be eligible to participate in such Offering but may participate in any subsequent Offering, provided that such individual is still an Eligible Employee as of the commencement of any such subsequent Offering.

6.2 Continued Participation

If a Participant withdraws from an Offering or the Plan pursuant to Section 11 below, he or she must follow the procedures for becoming a Participant described in Section 6.1 above in order to participate in the Plan for a subsequent Offering.

6.3 Exclusions from Participation

In the case of the Section 423 Plan, Eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens within the meaning of Section 7701(b)(1)(A) of the Code) may be excluded from participation in the Plan or an Offering to the extent permitted under Section 423 of the Code. In the case of the Non-423 Plan, Eligible Employees may be excluded from participation in the Plan or an Offering if the Plan Administrator has determined that participation of such Eligible Employees is not advisable or practicable.

6.4 Grant of Option to Participants

On each Offering Date and subject in all cases to the provisions of the Plan, each Participant shall be granted an Option to purchase on each Purchase Date during the applicable Offering (at the applicable Purchase Price) up to a number of shares of Stock determined by dividing such Participant’s payroll deductions or other contributions accumulated prior to such Purchase Date by the applicable Purchase Price.

SECTION 7. LIMITATIONS ON RIGHT TO PURCHASE SHARES

7.1 5% Limitation

Notwithstanding any provisions of the Plan to the contrary, no Eligible Employee shall be granted an Option under the Plan to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent Corporation or Subsidiary Corporation and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent Corporation or Subsidiary Corporation.

7.2 $25,000 Limitation

Notwithstanding any provisions of the Plan to the contrary, no Eligible Employee shall be granted an Option under the Plan to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent Corporation or Subsidiary Corporation accrues at a rate, which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such Option is granted) for each calendar year in which such Option is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations thereunder.

7.3 Number of Shares Purchased

No Participant shall be entitled to purchase more than 250 shares of Stock (or such other number as the Plan Administrator shall specify for a future Offering) under the Plan in any Purchase Period.

7.4 Pro Rata Allocation

In the event the number of shares of Stock that might be purchased by all Participants in the Plan exceeds the number of shares of Stock available in the Plan, the Plan Administrator shall make a pro rata allocation of the remaining shares of Stock in as uniform a manner as shall be practicable and as the Plan Administrator shall determine to be equitable.

SECTION 8. PURCHASE PRICE

The purchase price (the “Purchase Price”) at which Stock may be acquired pursuant to the exercise of an Option granted under the Plan shall be an amount equal to ninety-five percent (95%) of the Fair Market Value of a share of Stock on the Purchase Date; provided, however, that the Plan Administrator may establish a different Purchase Price for any Offering which shall not be less than 85% of the lower of: (a) the Fair Market Value of a share of Stock on the Offering Date, and (b) the Fair Market Value of a share of Stock on the Purchase Date.

SECTION 9. EXERCISE OF OPTION; PAYMENT OF PURCHASE PRICE

9.1 Exercise of Option; General Rules

Subject to Section 9.10 below, each Participant’s Option to purchase shares of Stock under the Plan shall be exercised automatically on each Purchase Date.

Stock that is acquired pursuant to the exercise of an Option shall be paid for by means of payroll deductions taken from the Participant’s Eligible Compensation during each Purchase Period. Except as set forth in this Section 9, the amount of payroll deductions to be taken from a Participant’s Eligible Compensation during each pay period shall be determined by the Participant at the time of completing the subscription agreement and enrolling in the Plan as described in Section 6.1 above.

Notwithstanding the foregoing or any provisions to the contrary in the Plan, the Administrator may allow Participants to make payments under the Plan via cash, check or other means instead of payroll deductions if payroll deductions are not permitted under applicable local law and, for any Offering under the Section 423 Plan, the Plan Administrator determines that such other contributions are permissible under Section 423 of the Code.

9.2 Amount of Payroll Deductions or Other Contributions

The amount of payroll deductions taken from (or other contributions made by) a Participant during any pay period shall be a percentage of the Participant’s Eligible Compensation, such amount to be, in either case, at least 1% of the Participant’s Eligible Compensation for such pay period and not more than 10% of the Participant’s Eligible Compensation for such pay period (or such other percentages as the Plan Administrator may establish for future Offerings). Amounts shall be deducted (or contributed) in whole percentages only.

9.3 Commencement of Payroll Deductions and Other Contributions

Payroll deductions shall commence on the first payday following the Offering Date and shall continue through the last payday of the Offering, unless sooner altered or terminated as provided in the Plan. Should a payday occur on a Purchase Date, a Participant shall have the payroll deductions made on such day applied to his or her account under the current Purchase Period, unless otherwise provided by the Plan Administrator. Other contributions (if permitted) shall be made at the time and in the manner prescribed by the Plan Administrator and communicated to Eligible Employees during the prescribed enrollment period for the applicable Offering.

9.4 Changes in Payroll Deduction or Other Contributions

(a) Unless the Plan Administrator establishes otherwise for a future Offering, during an Offering, a Participant may elect to decrease the amount deducted (or otherwise contributed) from his or her Eligible

Compensation by completing an amended subscription agreement (either through the Company’s online Plan enrollment process or in paper form). Any such change in rate shall be effective as soon as administratively practicable following the Participant’s completion of such an amended subscription agreement, provided that the Plan Administrator may establish in advance of a particular Purchase Period a deadline by which any such change must be submitted before the change shall be effective for a pay period. Such amended subscription agreement shall remain in effect until the Participant changes such agreement in accordance with the terms of the Plan.

(b) Unless the Plan Administrator establishes otherwise for a future Offering, a Participant may elect to increase or decrease the amount to be deducted (or otherwise contributed) from his or her Eligible Compensation for future Offerings by completing an amended subscription agreement (either through the Company’s online Plan enrollment process or in paper form) during the prescribed enrollment period prior to the applicable Offering or by such other deadline as may be established by the Plan Administrator in advance of a particular Offering. Such amended subscription agreement shall remain in effect until the Participant changes such agreement in accordance with the terms of the Plan.

(c) Notwithstanding the foregoing, a Participant’s payroll deductions or contributions shall be decreased to 0% during an Offering to the extent necessary to comply with Section 423(b)(8) of the Code and Section 7.2 above. Payroll deductions or contributions shall re-commence at the rate provided in such Participant’s subscription agreement at the beginning of the first Offering that is scheduled to end in the following calendar year, unless the Participant terminates participation in an Offering or the Plan as provided in Section 11 below or indicates otherwise in an amended subscription agreement.

9.5 Memorandum Accounts

Individual accounts shall be maintained for each Participant for memorandum purposes only, unless otherwise required by applicable law, as determined by the Plan Administrator.

All payroll deductions from a Participant’s Eligible Compensation or other contributions which are credited to such account shall be deposited with the general funds of the Company and may be used by the Company for any corporate purpose, unless otherwise required by applicable law, as determined by the Plan Administrator.

9.6 No Interest

No interest shall accrue on a Participant’s contributions to the Plan, except as may be required by applicable law, as determined by the Plan Administrator.

9.7 Acquisition of Stock

Subject to the limitations set forth in Section 7 above, on each Purchase Date, each Participant shall acquire, pursuant to the automatic exercise of the Participant’s Option, the number of whole shares of Stock arrived at by dividing the total amount of the Participant’s accumulated payroll deductions or other contributions for the Purchase Period by the Purchase Price; provided, however, that in no event shall the number of shares of Stock purchased by the Participant exceed the number of shares of Stock subject to the Participant’s Option. Fractional shares may be issued under the Plan only to the extent permitted by the Plan Administrator.

9.8 Refund of Excess Amounts

Any cash balance remaining in the Participant’s account shall be refunded to the Participant as soon as practical after the Purchase Date. In the event the cash to be returned to a Participant pursuant to the preceding sentence is an amount less than the amount necessary to purchase a whole share of Stock, and the Plan Administrator has determined that fractional shares may not be issued, the Plan Administrator may establish procedures whereby such cash is maintained in the Participant’s account and applied to the purchase of Stock in the subsequent Purchase Period. If the Participant does not participate in the next

Purchase Period, such remaining cash balance shall be refunded to the Participant as soon as practical after the Purchase Date without the payment of any interest (subject to Section 9.6 above).

9.9 Withholding Obligations

At the time the Option is exercised or at the time some or all of the Stock issued under the Plan is disposed of (or at any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company’s or the Employer’s federal, state, local or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the Option or the disposition of the Stock (or any other taxable event related to the Plan), including, for the avoidance of doubt, any liability to pay an employer tax or social insurance contribution which has been shifted from the Company or any Employer to the Participant as a matter of law or contract. At any time, the Company or the Employer may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Stock by the Participant. In addition, the Company or the Employer may, but shall not be obligated to, withhold from the proceeds of the sale of Stock or any other method of withholding the Company or the Employer deems appropriate.

9.10 Termination of Participation

No Stock shall be purchased on a Purchase Date on behalf of a Participant whose participation in a current Offering or the Plan has terminated on or before such Purchase Date, whether such termination is due to withdrawal as described in Section 11 below or due to termination of employment as described in Section 12 below.

SECTION 10. STOCK OWNERSHIP

Promptly following each Purchase Date, the number of shares of Stock purchased by each Participant shall be deposited into an account established in the Participant’s name at a stock brokerage or other financial services firm designated or approved by the Plan Administrator (the “ESPP Broker”). A Participant shall be free to undertake a disposition of the shares of Stock in his or her account at any time, but the Company may require that, in the absence of such a disposition, the shares of Stock remain in the Participant’s account at the ESPP Broker until the disposition of the shares of Stock or until such other time as the Company deems necessary in order for it to comply with any applicable laws or regulations or desirable for the administration of the Plan.

SECTION 11. WITHDRAWAL

11.1 Withdrawal From an Offering

A Participant may withdraw from an Offering by completing a notice of withdrawal (either through the Company’s online Plan enrollment process or in paper form) and/or any other forms and following any procedures for withdrawal from an Offering as may be established by the Plan Administrator from time to time. Such withdrawal may be elected at any time prior to the end of an Offering; provided, however, that if a Participant withdraws after the Purchase Date for a Purchase Period of an Offering, the withdrawal shall not affect Stock acquired by the Participant in an earlier Purchase Period and, provided further, that the Plan Administrator may determine that the notice of withdrawal (and any other prescribed procedures) must be completed by a particular deadline in advance of a Purchase Date of an Offering in order for such withdrawal to be effective with respect to such Purchase Period within the Offering. A Participant is prohibited from again participating in the same Offering at any time after withdrawing from such Offering.

11.2 Withdrawal From the Plan

A Participant may withdraw from the Plan by completing a notice of withdrawal (either through the Company’s online Plan enrollment process or in paper form) and/or any other forms and following any procedures for withdrawal from the Plan as may be established by the Plan Administrator from time to time. The Plan Administrator may determine that the notice of withdrawal (and any other prescribed procedures) must be completed by a particular deadline in order for such withdrawal to be effective with respect to an Offering and/or Purchase Period. In the event a Participant withdraws from the Plan, such Participant may not resume participation in the Plan during the same Offering, but may participate in any subsequent Offering under the Plan by again satisfying the definition of Eligible Employee and following the procedures for enrolling in the Plan as described in Section 6.1.

11.3 Return of Payroll Deductions or Other Contributions

Upon withdrawal from an Offering or the Plan pursuant to Sections 11.1 or 11.2 above, the Participant’s accumulated payroll deductions or contributions that have not been applied to the purchase of Stock shall be returned to the Participant as soon as practical after the withdrawal, without the payment of any interest (subject to Section 9.6), and the Participant’s interest in the Offering and the Plan shall terminate. Such accumulated payroll deductions or contributions may not be applied to any other Offering under the Plan.

SECTION 12. TERMINATION OF EMPLOYMENT

Termination of a Participant’s employment with the Company or a Designated Corporation or Designated Affiliate for any reason (including retirement, death, the Employer ceasing to remain a Designated Corporation or Designated Affiliate) shall immediately terminate the Participant’s participation in the Plan. In such event, the payroll deductions or contributions credited to the Participant’s account since the last Purchase Date shall, as soon as practical, be returned to the Participant or, in the case of a Participant’s death, to the Participant’s legal representative, and all the Participant’s rights under the Plan shall terminate. Interest shall not be paid on sums returned to a Participant pursuant to this Section 12 (subject to Section 9.5).

SECTION 13. RESTRICTIONS UPON ASSIGNMENT

13.1 Transferability

An Option granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. The Plan Administrator shall not recognize, and shall be under no duty to recognize, any assignment or purported assignment by a Participant, other than by will or the laws of descent and distribution, of the Participant’s interest in the Plan, of his or her Option or of any rights under his or her Option.

13.2 Beneficiary Designation

If permitted by the Plan Administrator, a Participant may designate on a Company-approved form a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event the Participant dies after the Purchase Date for an Offering but prior to delivery to such Participant of such shares and cash. In addition, if permitted by the Plan Administrator, a Participant may designate on a Company-approved form a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event that the Participant dies before the Purchase Date for an Offering. Such designation may be changed by the Participant by following any procedures for making such change prescribed by the Company.

SECTION 14. NO RIGHTS OF SHAREHOLDER UNTIL SHARES ISSUED

With respect to shares of Stock subject to an Option, a Participant shall not be deemed to be a shareholder of the Company, and he or she shall not have any of the rights or privileges of a shareholder. A Participant shall have the rights and privileges of a shareholder of the Company when, but not until, the shares of Stock have been issued following exercise of the Participant’s Option.

SECTION 15. LIMITATIONS ON SALE OF STOCK PURCHASED UNDER THE PLAN

The Plan is intended to provide Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any Participant in the conduct of his or her own affairs. A Participant, therefore, may sell Stock purchased under the Plan at any time he or she chooses subject to compliance with Company policies and any applicable U.S. federal and state and foreign securities laws. A Participant assumes the risk of any market fluctuations in the price of the Stock.

SECTION 16. AMENDMENT OR TERMINATION OF THE PLAN

The Plan Administrator may amend, modify, suspend or terminate the Plan at any time without the approval of the shareholders of the Company; provided, however, that the Company shall obtain shareholder approval of any amendment in such a manner and to such a degree as required by applicable law or government regulation, or the rules of the NASDAQ Stock Market or any stock exchange or national market system on which the shares of Stock may be listed or to comply with Section 423 of the Code.

Without any limitations to the foregoing, if the Plan Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Plan Administrator may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequences including, but not limited to:

(i)    altering the Purchase Price for any Purchase Period, including a Purchase Period in progress at the time of the Plan Administrator action; or

(ii)    shortening any Purchase Period so that the Purchase Period ends on a new Purchase Date, including a Purchase Period in progress at the time of the Plan Administrator action.

Such modifications or amendments shall not require consent of any Participant.

For the avoidance of doubt, the authority to take action under this Section 16 may not be delegated by the Plan Administrator to an officer or other employee.

SECTION 17. NO RIGHTS AS AN EMPLOYEE

Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or an Affiliate or to affect the right of the Company or an Affiliate to terminate the employment of any person (including any Eligible Employee or Participant) at any time with or without cause.

SECTION 18. ADJUSTMENTS

18.1 Adjustment of Shares

In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Stock, then the Plan Administrator shall make such equitable adjustments as it shall deem appropriate in the circumstances in (i) the maximum number and kind of shares of Stock subject to the Plan as set forth in Section 4, (ii) the maximum number and kind of securities that are subject to any outstanding Option and the per share price of such securities and (iii) the maximum number and kind of shares of Stock that may be purchased by a Participant in a Purchase Period. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding. Notwithstanding the foregoing, a Change in Control Transaction shall not be governed by this Section 18.1 but shall be governed by Section 18.2.

18.2 Change in Control Transaction

In the event of a proposed Change in Control Transaction, each outstanding Option shall be assumed or an equivalent option substituted by the successor company or parent thereof (the “Successor Corporation”). In the event that the Successor Corporation refuses to assume or substitute for the Option, any Offering then in progress shall be shortened by setting a new Purchase Date. The new Purchase Date shall be a specified date before the date of the Change in Control Transaction. The Board shall notify each Participant, prior to the new Purchase Date, that the Purchase Date for the Participant’s Option has been changed to the new Purchase Date and that the Participant’s Option shall be exercised automatically on the new Purchase Date, unless prior to such date the Participant has withdrawn from an Offering then in progress or the Plan as provided in Section 11.

18.3 Limitations

The grant of Options shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 19. CONDITIONS UPON ISSUANCE OF SHARES

Stock shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of shares of Stock pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the U.S. Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The inability or impracticability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares of Stock under the Plan, or the approval of any securities exchange or market system upon which the Stock may then be listed, if any, deemed by the Company’s legal counsel to be necessary to the issuance and sale of any shares of Stock under the Plan in compliance with the requirements of such securities exchange or market system, shall relieve the Company of any liability in respect of the failure to issue or sell such shares of Stock as to which such requisite authority or approval shall not have been obtained. As a condition to the exercise of an Option, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

SECTION 20. SECTION 409A

The Section 423 Plan is exempt from the application of Section 409A of the Code (“Section 409A”) and any ambiguities herein shall be interpreted to so be exempt from Section 409A. The Non-423 Plan is intended to be exempt from the application of Section 409A under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Plan Administrator determines that an Option granted under the Plan may be subject to Section 409A or that any provision in the Plan would cause an Option under the Plan to be subject to Section 409A, the Plan Administrator may amend the terms of the Plan and/or of an outstanding Option granted under the Plan, or take such other action the Plan Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding Option or future Option that may be granted under the Plan from or to allow any such options to comply with Section 409A, but only to the extent any such amendments or action by the Plan Administrator would not violate Section 409A. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the Option under the Plan that is intended to be exempt from or compliant with Section 409A is not so exempt or compliant or for any action taken by the Plan Administrator with respect thereto.

SECTION 21. TAX QUALIFICATION

Although the Company may endeavor to (i) qualify an Option for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 20. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

SECTION 22. TERM OF PLAN

Subject to Section 23 of the Plan, the Plan shall become effective upon its adoption by the Board. The Plan shall continue until the earlier to occur of (a) termination of the Plan by the Plan Administrator (pursuant to Section 16 above), (b) issuance of all of the shares of Stock reserved for issuance under the Plan, or (c) ten (10) years from the adoption of the Plan by the Board.

SECTION 23. SHAREHOLDER APPROVAL

The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such shareholder approval shall be obtained in the manner and to the degree required under U.S. state corporate laws, U.S. federal and state securities laws, the Code and/or any stock exchange or quotation system on which the Stock is listed or quoted.

SECTION 24. SEVERABILITY

If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.

SECTION 25. HEADINGS

Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan.

SECTION 26. GOVERNING LAW

The Plan and all determinations made and actions taken hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington, without giving effect to such state’s conflict of laws principles.